EXHIBIT NO. 99.(g) 4

FORM OF

APPENDIX A

TO

FUND ACCOUNTING AGREEMENT

BETWEEN

J.P. Morgan Investor Services Co. AND EACH OF THE INVESTMENT COMPANIES

Dated as of September 23, 2008

Trust	Fund
Stand Alone Trusts	Massachusetts Investors Growth Stock Fund

MFS Series Trust II	MFS Growth Fund

MFS Series Trust III	MFS High Income Fund MFS High Yield Opportunities MFS Municipal High Income Fund

MFS Series Trust IV	MFS Mid Cap Growth Fund

MFS Series Trust V	MFS International New Discovery Fund MFS Research Fund MFS Total Return Fund

MFS Series Trust VI	MFS Global Equity Fund MFS Global Total Return Fund MFS Utilities Fund

MFS Series Trust VIII	MFS Global Growth Fund MFS Strategic Income Fund

MFS Series Trust IX	MFS Bond Fund MFS Inflation Adjusted Bond Fund MFS Limited Maturity Fund MFS Municipal Limited Maturity Fund MFS Research Bond Fund MFS Research Bond Fund J

Trust	Fund
MFS Series Trust XIII	MFS Diversified Income Fund MFS Global Real Estate Fund MFS Government Securities Fund

MFS Series Trust XIV	MFS Institutional Money Market Portfolio

MFS Series Trust XV	MFS Diversified Target Return Fund

MFS Municipal Series Trust

MFS Alabama Municipal Bond Fund

MFS Arkansas Municipal Bond Fund

MFS California Municipal Bond Fund

MFS Florida Municipal Bond Fund

MFS Georgia Municipal Bond Fund

MFS Maryland Municipal Bond Fund

MFS Massachusetts Municipal Bond Fund

MFS Mississippi Municipal Bond Fund

MFS Municipal Income Fund

MFS New York Municipal Bond Fund

MFS North Carolina Municipal Bond Fund

MFS Pennsylvania Municipal Bond Fund

MFS South Carolina Municipal Bond Fund

MFS Tennessee Municipal Bond Fund

MFS Virginia Municipal Bond Fund

MFS West Virginia Municipal Bond Fund

MFS Institutional Trust	MFS Institutional Int’l. Equity Fund MFS Institutional Large Cap Value Fund

IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies listed in this Appendix A, on Behalf of each of Their Respective Portfolios	J.P. Morgan Investor Services Co.

By:	By:
Name:	Name:
Title:	Title: